Exhibit 10.3

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is made as of May 1, 2026 (the “Effective Date”), by and among AQUA PENNSYLVANIA, INC., a Pennsylvania corporation (the “Borrower”), the several banks and financial institutions which are parties to this Agreement (each a “Bank” and collectively, the “Banks”) and PNC BANK, NATIONAL ASSOCIATION in its capacity as agent for the Banks (in such capacity, the “Agent”).

BACKGROUND

A. The Borrower, the Agent and the Banks are parties to the Second Amended and Restated Credit Agreement, dated as of June 3, 2025 (as heretofore amended, supplemented, modified, or restated, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Agreement and as may be further amended, supplemented, modified or restated from time to time, the “Amended Credit Agreement”), pursuant to which the Banks have made available to the Borrower a revolving credit facility in an aggregate amount of $100,000,000 (the “Facility”).  The loans under the Facility are evidenced by the Borrower’s Notes to the Banks in the aggregate principal amount of $100,000,000.

B. The Borrower, the Agent and the Banks desire to extend the Termination Date of the Facility on the terms and subject to the conditions herein set forth.

NOW THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

AGREEMENT

1. Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Existing Credit Agreement.
2. Amendments to Existing Credit Agreement. Effective on the Effective Date, the Existing Credit Agreement is hereby amended as follows:
(a) The following definition in Section 1.1 shall be amended and restated to read in full as follows:

“Termination Date”:  the earlier of (a) April 29, 2027 or any later date to which the Termination Date shall have been extended pursuant to subsection 2.8(d) hereof and (b) the date the Commitments are terminated as provided herein.

3. Loan Documents.  Except where the context clearly requires otherwise, all references to the Credit Agreement in any of the Loan Documents or any other document delivered to the Banks or the Agent in connection therewith shall be to the Amended Credit Agreement.

4. Borrower’s Ratification.  The Borrower agrees that it has no defenses, set-offs, counterclaims or challenges against the Banks or the Agent or their respective officers, directors, employees, agents or attorneys, with respect to the Loan Documents, all of which are in full force and effect, and that all of the terms and conditions of the Loan Documents not inconsistent herewith shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms.  The Borrower hereby ratifies and confirms its obligations under the Loan Documents as amended hereby and agrees that the execution and delivery of this Agreement does not in any way diminish or invalidate any of its obligations thereunder.

5. Representations and Warranties. The Borrower hereby represents and warrants to the Agent and the Banks that:

(a) The representations and warranties made in the Existing Credit Agreement are true and correct in all material respects as of the date hereof; provided, however, that for purposes of the representations in Section 3.1 thereof, the annual and quarterly financial information referred to in such Section shall be deemed to be the most recent such information furnished to each Bank;

(b) Immediately before giving effect to this Agreement, there exists no Default or Event of Default under the Existing Credit Agreement, and immediately after giving effect to this Agreement there exists no Default or Event of Default under the Amended Credit Agreement;

(c) This Agreement has been duly authorized, executed and delivered so as to constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms; and

(b) No consent, approval or authorization of, filing, registration or recording with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Borrower of this Agreement (except for those which have been obtained on or prior to the date hereof).

All of the above representations and warranties shall survive the making of this Agreement.

6. Conditions Precedent.  The effectiveness of the amendments set forth herein is subject to the fulfillment, to the satisfaction of the Agent and its counsel, of the following conditions precedent on or before the Effective Date:

(a) The Agent shall have received the following, all of which shall be in form and substance satisfactory to the Agent and shall be duly completed and executed by the Borrower, the Guarantor, the Agent and the Banks, as applicable:

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(i)	This Agreement;
(ii)	The Consent of Guarantor attached hereto;
(iii)

Copies, certified by the Secretary or an Assistant Secretary of the Borrower or the Guarantor as applicable as of the Effective Date, of resolutions of the board of directors of the Borrower or the Guarantor as applicable in effect on the date hereof authorizing the execution, delivery and performance of this Agreement, the Consent of Guarantor and the other documents and transactions contemplated hereby;

(iv)

Copies, certified by its corporate secretary as of the Effective Date, of the articles of incorporation, certificate of formation, and by-laws of the Borrower or the Guarantor, as applicable, as in effect, or a certificate stating that there have been no changes to any such documents since the most recent date true and correct copies thereof were delivered to the Agent, and an incumbency certificate of authorized officers of the Borrower or the Guarantor executing this Agreement or the Consent of Guarantor as applicable;

(v)

A written certificate dated the Effective Date by a Responsible Officer of the Borrower or the Guarantor as applicable as to the names and signatures of the Borrower or the Guarantor authorized to sign this Agreement or the Consent of Guarantor;

(vi)

If the Borrower qualifies as a legal entity customer under the Beneficial Ownership Regulations, an executed Certificate of Beneficial Ownership for the Borrower and such other documentation and other information requested by the Agent and the Banks in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act;

(i)	A good standing certificate for the Borrower and the Guarantor in the State of its formation dated as of a recent date;
(vii)	Copies of the evidence of insurance required by subsection 5.5(b) of the Existing Credit Agreement; and

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(viii)	Such additional documents, certificates and information as the Agent or the Banks may require pursuant to the terms hereof or otherwise reasonably request.

(b) After giving effect to this Agreement, the representations and warranties set forth in the Amended Credit Agreement shall be true and correct in all material respects on and as of the date hereof; provided, however, that for purposes of the representations in Section 3.1 of the Existing Agreement, the annual and quarterly financial information referred to in such Section shall be deemed to be the most recent such information furnished to each Bank.

(c) No Default or Event of Default shall have occurred and be continuing as of the date hereof.
(c) The Agent shall have received such fees as shall have been agreed.
(d) The Agent shall have received, to the extent invoiced, reimbursement of all fees and expenses of counsel to the Agent required to be paid or reimbursed by the Borrower hereunder.

All of the foregoing fees shall be in all respects, fully earned, due and payable on the Effective Date and non-refundable and non- creditable thereafter.

2. Integration.  This Agreement constitutes the sole agreement of the parties hereto with respect to the transactions contemplated hereby and shall supersede all oral negotiations and the terms of prior writings with respect thereto.  From and after the Effective Date, all references in the Amended Credit Agreement and each of the other Loan Documents to the Credit Agreement shall be deemed to be references to the Existing Credit Agreement as modified hereby.  This Agreement shall constitute a Loan Document for all purposes under the Amended Credit Agreement and each of the other Loan Documents.

3. Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7. Miscellaneous.

(a) The Borrower agrees to pay all of the Agent’s reasonable out-of-pocket fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of counsel to the Agent.

(a) All terms, conditions, provisions and covenants in the Loan Documents and all other documents delivered to the Agent and the Banks in connection therewith shall remain unaltered and in full force and effect except as expressly modified or amended hereby.

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To the extent that any term or provision of this Agreement is or may be deemed expressly inconsistent with any term or provision in any Loan Document or any other document executed in connection therewith, the terms and provisions hereof shall control.

(b) The execution, delivery and effectiveness of this Agreement shall neither operate as a waiver of any right, power or remedy of the Agent or the Banks under any of the Loan Documents nor constitute a waiver of any Default or Event of Default thereunder.

(c) In consideration of the Agent’s and the Banks’ agreement to amend the existing revolving credit facility, the Borrower hereby waives and releases the Agent and the Banks and their respective officers, attorneys, agents and employees from any liability, suit, damage, claim, loss or expense of any kind or failure whatsoever and howsoever arising that it ever had up until, or has as of, the date of this Agreement.

(d) This Agreement shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania.
(e) This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.
(f) The headings used in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

(g) This Agreement may be executed in one or more counterparts, each of which counterparts when executed and delivered shall be deemed to be an original, and all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission will be effective as delivery of a manually executed counterpart hereof.

(b) No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

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IN WITNESS WHEREOF, the Borrower, the Agent and the Banks have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

AQUA PENNSYLVANIA, INC.

By:/s/ Brian Dingerdissen

Name:Brian Dingerdissen

Title: Vice President Financial Planning & Analysis and Treasurer

#4907-0360-8733

PNC BANK, NATIONAL ASSOCIATION, as Agent and as a Bank

By:/s/ Kristine Manili

Name:Kristine Manili

Title: Senior Vice President

#4907-0360-8733

CITIZENS BANK, N.A., as a Bank

By:/s/ He-Young S. Ryu

Name:He-Young S. Ryu

Title: Senior Vice President

#4907-0360-8733

THE HUNTINGTON NATIONAL BANK,
as a Bank

By:/s/ Nolan Woodbury

Name:Nolan Woodbury

Title: Director

#4907-0360-8733

CONSENT OF GUARANTOR

The undersigned guarantor (“Guarantor”) consents to the provisions of the foregoing First Amendment to Second Amended and Restated Credit Agreement Agreement (the “Agreement”) and hereby confirms and agrees that: (a) the Guarantor’s obligations under its Continuing Guaranty and Suretyship Agreement of Subsidiary Guarantors dated as of July 17, 2025 (the “Guaranty”), relating to the Obligations, shall be unimpaired by the Agreement; (b) the Guarantor has no defenses, set offs, counterclaims, discounts or charges of any kind against the Agent, any Bank, or their respective  officers, directors, employees, agents or attorneys with respect to its Guaranty; and (c) all of the terms, conditions and covenants in its Guaranty remain unaltered and in full force and effect, are hereby ratified and confirmed, and continue to apply to the Obligations.  The Guarantor certifies that all representations and warranties made in its Guaranty are true and correct. Capitalized terms used and not defined herein shall have the respective meanings given in the Credit Agreement (as defined in the Guaranty).

The Guarantor ratifies and confirms the indemnification and waiver of jury trial provisions contained in the Guaranty, all of which are incorporated herein by reference.

WITNESS the due execution of this Consent of Guarantor as a document under seal as of the date of the Amendment, intending to be legally bound hereby.

AQUA PENNSYLVANIA WASTEWATER, INC.

By:/s/ Brian Dingerdissen

Name: Brian Dingerdissen

Title: Vice President Financial Planning & Analysis and Treasurer

#4907-0360-8733